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                                                                  EXHIBIT 99.2


  iBasis, Inc. Completes Acquisition of Leading Speech Application Service
                     Provider PriceInteractive, Inc.

BURLINGTON, Mass--(BUSINESS WIRE)--Feb. 28, 2001--

      Adds Development and Hosting of Speech-enabled Solutions to Expanding
                         Voice on the Net Services

iBasis, Inc., (Nasdaq: IBAS), the leader in advanced Internet-based voice communications, today announced that it has completed the acquisition of PriceInteractive, Inc., a leading speech application service provider (speech
ASP). Under the terms of the agreement, approved by iBasis shareholders yesterday, PriceInteractive shareholders will receive a combination of approximately 10.23 million shares of iBasis common stock and approximately $46.0 million in cash in exchange for all outstanding common and redeemable preferred shares of PriceInteractive and "vested" options to acquire PriceInteractive common stock. In addition, iBasis will assume all 2.8 million unvested options to purchase PriceInteractive common stock, which will convert into options to purchase approximately 1 million shares of iBasis common stock. In the event all former PriceInteractive options become exercisable and are exercised, iBasis will issue up to $4.2 million in additional cash upon the exercise thereof.

Based on preliminary, unofficial tabulated results from yesterday's special meeting of iBasis shareholders, more than 20.1 million shares, or approximately 99.5% of total shares cast, voted in favor of the proposal to approve the issuance of shares of iBasis common stock to effect the PriceInteractive acquisition. In addition, shareholders approved a second proposal to increase the aggregate amount of iBasis common stock that may be issued or transferred pursuant to options or restricted stock awards under iBasis' 1997 Stock Incentive Plan.

iBasis expects PriceInteractive to be accretive to EBITDA in the first year of combined operations. As expressed in previous guidance, iBasis also anticipates that the combined company will become net income positive in the first quarter of 2002 -- one quarter earlier than iBasis' prior estimates which did not take into effect the acquisition of PriceInteractive.

PriceInteractive's hosted solutions enable carriers and enterprises to speech-enable Web sites and deliver speech-enabled business services -- such as e-commerce, call-center, employee self-service, product/sales information and customer care -- to any phone or wireless device anywhere in the world. Connecting these services to The iBasis Network, with its extensive global reach and significantly reduced network costs, will greatly increase the value and scope of the solutions PriceInteractive provides to its large enterprise and carrier customers. The acquisition of PriceInteractive is an important step in iBasis' strategy to expand the capabilities of its global VoIP infrastructure with new, speech-enabled services that combine the power of the Internet with the convenience, simplicity and ubiquity of the phone.

The approximately 150 employees of PriceInteractive will remain based in Reston, Virginia. Dan Price, co-founder and CEO of PriceInteractive, has become a senior vice president, joins the iBasis Board of Directors and continues to run the Reston-based operation, which has become the Speech Solutions line of business. Price reports directly to iBasis president and CEO Ofer Gneezy.

With the addition of the Speech Solutions line of business, iBasis customers now include many of the largest enterprises and carriers in the world, including AT&T, Cable & Wireless, China Mobile, China Unicom, Concert, ExxonMobil, Gannett, H&R Block, Home Shopping Network, Morgan Stanley, NTT, Telstra, Sabre Group, Sprint, Western Union, WorldCom, and Verizon.

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"With this new line of business, iBasis becomes the only speech solution provider with a global VoIP network footprint robust enough to be chosen by the world's largest carriers," said Ofer Gneezy, president and CEO of iBasis. "iBasis now has unmatched expertise in developing and hosting a new generation of speech-enabled applications that let customers, prospects, suppliers and employees worldwide interact with critical information in the most natural way possible -- by simply talking on the phone."

The iBasis business now encompasses wholesale Internet telephony, VoCore(TM) unified messaging services, development and hosting of business critical speech solutions and the global IP infrastructure optimized for voice content distribution.

     The iBasis Network: Infrastructure for the Voice Web

The iBasis Network(TM) is a robust, global platform for the delivery of IP-based communications services, including wholesale, phone-to-phone VoIP and enhanced Voice Web services. iBasis enhanced services include speech solutions, as well as voice-enabled email and unified communications. The company also plans to further leverage its network and VoIP expertise to provide global phone access to speech-driven, Web-based content, e-commerce and customer service applications. The iBasis Network delivers IP-based voice services using large carrier-class switching and application hosting facilities called Internet Central Offices(TM), strategically located in Amsterdam, Cambridge (Mass.), Frankfurt, Hong Kong, London, Los Angeles, Miami, New York, Paris, Singapore, Stockholm, Sydney, Tokyo, and Toronto. The network also comprises numerous smaller points of presence called Internet Branch Offices(TM), which play an important role in connecting providers to iBasis services. With this global infrastructure in more than 45 countries and through its relationships with other communications providers, iBasis can provide IP-based voice services virtually anywhere in the world.

     About iBasis

Founded in 1996, iBasis (Nasdaq: IBAS) is the leader in advanced Internet-based voice communications. iBasis delivers toll quality international voice services and provides the infrastructure for hosted communications solutions, including unified communications and speech-enabled content, e-commerce and customer service applications. The company's customers include many of the largest enterprises and carriers in the world, including AT&T, Cable & Wireless, China Mobile, China Unicom, Concert, ExxonMobil, Gannett, H&R Block, Home Shopping Network, Morgan Stanley, NTT, Telstra, Sabre Group, Sprint, Western Union, WorldCom, and Verizon. iBasis' hosted, enhanced service solutions include SpeechPort(TM), a scalable, customizable platform for speech-enabled business solutions, VoCore(SM) unified communications and the IP CallCard(TM) pre- and post-paid calling card platform. The iBasis Network is the world's largest international Cisco Powered Network for Internet Telephony and the first to receive the Unified Communications-Cisco Powered Network (UC-CPN) designation. iBasis is listed in both the Russell 2000(R) and Russell 3000(R) Indexes. The company can be reached at its worldwide headquarters in Burlington, Mass., USA at 781-505-7500 or on the Internet at www.ibasis.net.

Assured Quality Routing and AQR are registered trademarks, VoCore is a service mark and iBasis, The iBasis Network, Internet Central Office, Internet Branch Office, SpeechPort and IP CallCard are trademarks of iBasis, Inc. SpeechPort, IPort and PriceInteractive are trademarks of PriceInteractive, Inc. Cisco and Cisco Powered Network are registered trademarks of Cisco Systems, Inc. All other trademarks are the property of their respective owners.

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Except for historical information, all of the expectations, projections and assumptions contained in the foregoing press release, including those relating to the company's current expectations regarding revenue growth, sources of revenue, margin improvement and future capital expenditures constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, (i) the extent of adoption of the company's new voice-based Internet services and the timing and amount of revenue generated by these services; (ii) fluctuations in the market for and pricing of VoIP services; and (iii) the other considerations described as "Risk Factors" in iBasis' Annual Report on Form 10-K for its fiscal year ended December 31, 2000, and the company's other SEC filings.


CONTACT: iBasis, Inc.
Adam Banker
781-505-7414
abanker@ibasis.net

or

John Quirk
781-505-7409
jquirk@ibasis.net

or

C.H.E.N. PR
Kevin Kosh
781-466-8282
kkosh@chenpr.com